Exhibit 10.1

M/I HOMES, INC.
2006 DIRECTOR EQUITY INCENTIVE PLAN

1.00 PURPOSE AND EFFECTIVE DATE

1.01 Purpose. This Plan is intended to foster and promote the long-term financial success of the Company and to increase shareholder value by [1] providing Directors an opportunity to acquire an ownership interest in the Company and [2] enabling the Company to attract and retain the services of outstanding Directors upon whose judgment, interest and special efforts the successful conduct of the Company’s business is dependent.

1.02 Effective Date. The Plan will be effective upon its approval by the affirmative vote of the Company’s shareholders (the “Effective Date”). Subject to Section 11.00, the Plan will continue until the tenth anniversary of the Effective Date.

2.00 DEFINITIONS

When used in this Plan, the following words, terms and phrases have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions and any other word, term or phrase used in this Plan, the form of any word, term or phrase will include any and all of its other forms.

Act. The Securities Exchange Act of 1934, as amended. References to any provision of the Act or rule thereunder shall include any successor provisions and rules.

Annual Meeting. The annual meeting of the Company’s shareholders.

Award. Any Option, Restricted Stock, Whole Share and Stock Unit granted under the Plan.

Award Agreement. The written or electronic agreement between the Company and each Participant that describes the terms and conditions of each Award and the manner in which it will or may be settled if earned. If there is a conflict between the terms of this Plan and the terms of the Award Agreement, the terms of this Plan will govern.

Beneficiary. The person a Participant designates to receive (or to exercise) any Plan benefit (or right) that is unpaid (or unexercised) when the Participant dies. A Beneficiary may be designated only by following the procedures described in Section 12.03; neither the Company nor the Committee is required to infer a Beneficiary from any other source.

Board. The Company’s board of directors.

Change in Control. As defined under Code §409A.

Code. The Internal Revenue Code of 1986, as amended or superseded after the Effective Date and any applicable rulings or regulations issued under the Code.

Committee. The Board’s Compensation Committee which, will be comprised of at least three persons, each of whom is a “non-employee” director within the meaning of Rule 16b-3 under the Act.

Company. M/I Homes, Inc., an Ohio corporation, and any and all successors to it.

Director. A person who, on an applicable Grant Date [1] is an elected member of the Board (or has been appointed to the Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by the shareholders) and [2] is not an Employee. For purposes of applying this definition, a Director’s status will be determined as of the Grant Date applicable to each affected Award.

Disabled. As defined under Code §409A.

Employee. Any person who, on any applicable date, is a common law employee of the Company or any Related Entity. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company or a Related Entity for any reason and on any basis will be treated as a common law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose of this Plan.

Exercise Price. The amount, if any, a Participant must pay to exercise an Award.

Fair Market Value. The value of one share of Stock on any relevant date, determined under the following rules:

[1] If the Stock is traded on an exchange, the reported “closing price” on the relevant date, if it is a trading day, otherwise on the next trading day;

[2] If the Stock is traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the next trading day; or

[3]  If neither [1] nor [2] applies, the fair market value as determined by the Committee in good faith.

Full-Value Award. Restricted Stock, Whole-Share and Stock Unit Awards that, by the terms of the Award Agreement through which they are issued, are to be settled in shares of Stock.

Grant Date. The date an Award is granted.

Option. The right granted under Section 6.00 to a Participant to purchase a share of Stock at a stated price for a specified period of time.

Participant. Any Director to whom an Award has been granted and which is still outstanding.

Plan. The M/I Homes, Inc. 2006 Director Equity Incentive Plan.

Plan Year. The Company’s fiscal year.

Related Entity. Any entity that is or becomes related to the Company through common ownership as determined under Code §414(b) or (c) but modified as permitted under Prop. Treas. Reg. §1.409A-1(b)(5)(iii)(D) and any successor to those proposed regulations.

Restricted Stock. A share of Stock issued to a Participant contingent upon satisfaction of conditions described in Section 8.00.

Restriction Period. The period over which the Committee will determine if a Participant has met conditions placed on Restricted Stock.

Stock. The common shares, $.01 par value, issued by the Company or any security issued by the Company in substitution, exchange or in place of these shares.

Stock Unit. A right to receive payment of a share of Stock as provided in Section 9.00.

Whole-Share. A share of Stock issued under Section 7.00.

3.00 PARTICIPATION
3.01 Awards to Directors.

[1] Consistent with the terms of the Plan and subject to Section 3.02, the Board will [a] decide which Directors will be granted Awards and [b] specify the type of Award to be granted to Directors and the terms upon which those Awards will be granted and may be earned.

[2] The Board may establish different terms and conditions [a] for each type of Award granted to a Director, [b] for each Director receiving the same type of Award and [c] for the same Director for each Award the Director receives, whether or not those Awards are granted at different times.

3.02 Conditions of Participation. By accepting an Award, each Director agrees:

[1] To be bound by the terms of the Award Agreement and the Plan and to comply with all administrative rules and regulations imposed by the Committee; and

[2] That the Board may amend the Plan and the Committee may amend the Award Agreements without any additional consideration to the extent necessary to avoid penalties arising under Code §409A, even if those amendments adversely affect rights granted under the Plan or Award Agreement (or both) before those amendments.

4.00 ADMINISTRATION

4.01 Duties. The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose. Consistent with the Plan’s objectives, the Committee may adopt, amend and rescind rules and regulations relating to the Plan and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons.

4.02 Delegation of Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) that it deems appropriate.

4.03 Award Agreement. As soon as reasonably practicable after the Grant Date, the Committee will prepare and deliver an Award Agreement to each affected Participant. The Award Agreement will describe the terms of the Award, including [1] the type of Award and when and how it may be exercised or earned, [2] any Exercise Price associated with that Award, [3] how the Award will or may be settled, and [4] any other applicable terms and conditions affecting the Award.

4.04 Restriction on Repricing. Regardless of any other provision of this Plan, none of the Board, the Company or the Committee may “reprice” (as defined under rules issued by the exchange on which the Stock is then traded or, if the Stock is not then traded on an exchange, as defined under rules issued by the New York Stock Exchange) any Award without the prior approval of the shareholders.

5.00 LIMITS ON STOCK SUBJECT TO AWARDS

5.01 Number of Authorized Shares of Stock. Subject to Section 5.03, the number of shares of Stock issued under the terms of this Plan may not exceed 200,000. The shares of Stock to be delivered under the Plan may consist, in whole or in part, of shares of treasury Stock or authorized but unissued shares of Stock not reserved for any other purpose.

5.02 Share Accounting. As appropriate, the limit imposed under Section 5.01:

[1] Will be conditionally reduced by the number of shares of Stock subject to any outstanding Award; and

[2] Will be absolutely reduced by [a] the number of shares of Stock issued pursuant to the exercise of an Option and [b] the number of shares of Stock issued because the terms of a Full-Value Award Agreement have been met; but

[3] Will be increased by the number of shares of Stock subject to any Award that, for any reason, is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without the issuance of shares of Stock.

5.03 Adjustment in Capitalization. If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or other similar corporate change affecting the Stock, the Committee will appropriately adjust [1]  the aggregate number of shares of Stock available for Awards under Section 5.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan), [2] the respective Exercise Price applicable to outstanding Awards and [3] any other terms, conditions or restrictions affecting any outstanding Awards.

6.00 OPTIONS

6.01 Grant of Options. Subject to the terms, restrictions and conditions specified in the Plan and the associated Award Agreement, the Board may grant Options to Directors at any time during the term of this Plan.

6.02 Exercise Price. Each Option will bear an Exercise Price at least equal to Fair Market Value on the Grant Date.

6.03 Exercise of Options. Options will be exercisable at the time (or times) specified in the Award Agreement, provided that no Option will be exercisable more than ten years after it is granted.

6.04 Exercise Procedures and Payment for Options. The Exercise Price associated with each Option must be paid under procedures described in the Award Agreement. These procedures may include payment in cash (or a cash equivalent), a cashless exercise (including by withholding shares of Stock deliverable upon exercise and through a broker assisted arrangement to the extent permitted by applicable law) and allowing a Participant to tender shares of Stock he or she already has owned for at least six months before the exercise date, either by actual delivery of the previously owned shares of Stock or by attestation, valued at their Fair Market Value on the exercise date, as partial or full payment of the Exercise Price or any combination of those procedures. A Participant may exercise an Option only by sending to the Committee (or its designee) a completed exercise notice (in the form prescribed by the Committee) along with payment (or designation of an approved payment procedure) of the Exercise Price. As soon as reasonably practicable after those steps are taken, the Committee will cause the appropriate share certificates to be issued.

6.05 Rights Associated With Options.

[1] A Participant to whom an unexercised Option has been granted will have no voting or dividend rights with respect to the shares of Stock underlying that unexercised Option and the Option will be transferable only to the extent provided in Section 12.02.

[2] Unless otherwise specified in the Award Agreement or provided in the Plan, shares of Stock acquired through the exercise of an Option [a] will bear all dividend and voting rights associated with the Stock and [b] will be transferable, subject to applicable federal securities laws, the requirements of any exchange, market or other quotation system on or through which shares of Stock are then traded or any blue sky or state securities laws.

7.00 WHOLE-SHARES

Subject to the terms, restrictions and conditions specified in the Plan and the associated Award Agreement, the Board may grant Whole-Shares to Directors at any time during the term of this Plan.

8.00 RESTRICTED STOCK

8.01 Grant of Restricted Stock. Subject to the terms, restrictions and conditions specified in the Plan and the associated Award Agreement, the Board may grant shares of Restricted Stock to Directors at any time during the term of this Plan.

8.02 Earning Restricted Stock. Subject to the terms, restrictions and conditions specified in the Plan and the associated Award Agreement:

[1] Terms, restrictions and conditions imposed on shares of Restricted Stock granted to Directors will lapse as described in the Award Agreement, provided, however, that notwithstanding anything to the contrary in the Plan or the Award Agreement, no terms, restrictions or conditions imposed on such shares of Restricted Stock will lapse sooner than three years after the Grant Date.

[2] During the Restriction Period, the certificates evidencing the shares of Restricted Stock will be held by the Company as escrow agent. After the end of the Restriction Period, the shares of Restricted Stock will be:

[a] Forfeited, if all terms, restrictions and conditions described in the Award Agreement have not been met; or

[b] Released from escrow and distributed to the Participant as soon as reasonably practicable after the last day of the Restriction Period, if all terms, restrictions and conditions specified in the Award Agreement have been met.

[3] Any Restricted Stock Award relating to a fractional share of Stock will be rounded to the next whole share when settled.

8.03 Rights Associated With Restricted Stock. During the Restriction Period and unless the associated Award Agreement specifies otherwise:

[1] Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; but

[2] Each Participant to whom shares of Restricted Stock have been issued:

[a] May exercise full voting rights associated with those shares of Restricted Stock; and

[b] Will be entitled to receive all dividends and other distributions paid during the Restriction Period with respect to the shares of Restricted Stock, provided, however, that if any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same terms, restrictions and conditions, including without limitation, the transferability and forfeitability, as the shares of Restricted Stock with respect to which they were issued.

9.00 STOCK UNITS

9.01 Granting Stock Units. Subject to the terms, restrictions and conditions specified in the Plan and the associated Award Agreement, the Board may grant Stock Units to Directors at any time during the term of this Plan.

9.02 Settling Stock Units.

[1] All Stock Units will be settled as of the date of the Director’s separation from service (as defined in Code §409A) from the Company.

[2] All Stock Units to be settled under Section 9.02[1] will be settled in shares of Stock. The number of shares of Stock distributed will equal the whole number of Stock Units to be settled in shares of Stock, with the Fair Market Value of any fractional share of Stock distributed in cash.

[3] If a Participant dies before his or her Stock Units have been settled, those Stock Units that have not been settled will be settled in shares of Stock and paid to the Participant’s Beneficiary in the manner described in Section 9.02[2].

9.03 Dividends. Any dividends and other distributions paid after the Grant Date of Stock Units with respect to shares of Stock will accrue and be added to the Participant’s Stock Units. Such dividends and other distributions will be settled under the provisions of Section 9.02.

10.00 TERMINATION/BUY OUT

10.01 Death or Disability. Unless specified otherwise in the Award Agreement or this Plan:

[1] All Options then held by a Participant who dies or becomes Disabled (whether or not then exercisable) will be fully exercisable when the Participant dies or becomes Disabled and may be exercised at any time before the earlier of [a] the expiration date specified in the Award Agreement or [b] five years after the date of death or Disability.

[2] All restrictions applicable to Restricted Stock and Stock Units granted to a Participant will lapse when the Participant dies or becomes Disabled.

[3] All restrictions applicable to Whole-Share Awards will lapse when the Participant dies or becomes Disabled.

10.02 Termination for any Other Reason. Unless specified otherwise in the Award Agreement or this Plan (but only to the extent permitted under Code §409A), any Awards that are outstanding when a Participant terminates his or her service on the Board for any reason not described in Section 10.01 will be forfeited.

10.03 Buy Out of Awards. At any time, the Board, in its sole discretion and without the consent of the Participant, may cancel any or all outstanding Awards held by that Participant by providing to that Participant written notice (“Buy Out Notice”) of its intention to exercise the rights reserved in this section. If a Buy Out Notice is given, the Company also will pay to each affected Participant the difference between [1] the Fair Market Value of each Award (or portion of an Award) to be cancelled and [2] the Exercise Price associated with each cancelled Award. However, unless otherwise specified in the Award Agreement, no payment will be made with respect to any Awards that are not exercisable when cancelled under this section. The Company will complete any buy out made under this section as soon as reasonably practicable after the date of the Buy Out Notice. Payment of the buy out amount will be made in whole shares of Stock. The number of whole shares of Stock included in the buy out amount will be determined by dividing the amount of the payment to be made in shares of Stock by the Fair Market Value as of the date determined by the Board. In the event that the calculation described in the preceding sentence results in a fractional share of Stock, the buy out amount will be rounded to the next whole share when settled.

11.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Board may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any exchange, market or other quotation system on or through which the Company’s securities are then traded. Also, no Plan amendment may [4] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [5] without the consent of the affected Participant (and except as specifically provided otherwise in this Plan or the Award Agreement), adversely affect any Award granted before the amendment, modification or termination. However, nothing in this section will restrict the Board’s right to amend the Plan and the Committee’s right to amend any Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments adversely affect rights granted under the Plan or Award Agreement (or both) before those amendments.

12.00 MISCELLANEOUS

12.01 Change in Control. Upon a Change in Control, all of a Participant’s Awards will be fully exercisable and all restrictions will lapse.

12.02 Assignability. Except as described in this section or as provided in Section 12.03, an Award may not be transferred except by will or the laws of descent and distribution and, during the Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. However, with the permission of the Committee, a Participant may transfer Awards to a revocable intervivos trust of which the Participant is the settlor, or may transfer Awards to any member of the Participant’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Participant’s immediate family, any partnership or limited liability company whose only partners or members are members of the Participant’s immediate family or an organization described in Code §501(c)(3) (“Permissible Transferees”). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee. A Permissible Transferee may not retransfer an Award except by will or the laws of descent and distribution and then only to another Permissible Transferee.

12.03 Beneficiary Designation. Subject to the terms, restrictions and conditions specified in the Plan and the associated Award Agreement, each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any Award that is unpaid or unexercised at the Participant’s death. Unless otherwise provided in the Beneficiary designation, each designation made will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant’s Beneficiary will be his or her surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated Beneficiary will be based only on the information included in the latest Beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

12.04 No Guarantee of Continuing Services. Except as specifically provided elsewhere in the Plan, nothing in the Plan may be construed as:

[1] Conferring on any Participant any right to continue as a director of the Company or any Related Entity;

[2] Guaranteeing that any Director will be selected to be a Participant; or

[3] Guaranteeing that any Participant will receive any Awards.

12.05 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its Directors, in cash or property, in a manner not expressly authorized under the Plan.

12.06 Requirements of Law. The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agency or exchange, market or other quotation system on or through which the Company’s securities are then traded. Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any exchange, market or other quotation system on or through which the Company’s securities are then traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

12.07 Governing Law. The Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio.